BASIC LEASE INFORMATION


Lease Date:   January 33 , 1998
Tenant:       Pirst Health Group Corp.
Tenant's Address:  4141 N. Scottsdale Road, Suite 300
         Scottsdale, Arizona 852S1
         Attn: Assistant Vice President, Facilities and Administration Copy to: Legal Department
Contact:    Dennis Taute Telephone: 602-994-8500
Landlord:   TCC Milwaukee 11 Limited Partnership
Landlord's Address:  2200 Ross Avenue, Suite 3700
       Dallas, Texas 7S201-2997

Contaa:     TC Milwaukee, ~c.Telephone: 414-359-5010
       Two Park Plaz~'
       Suite 190
       10850 West Park Place
       Mil~nuboe, WI S3224

Premises: The office building (the "Building") located or to be located on the land described as Building No. 10 in the Park Place Business Park, Milwaukee Counq, Wisconsin, and whose street address is 11301 West Lake Park Drive (the "Land.) and which Land is more particularly described on EXHIBIT A (collectively, the "Premisesn). The square footage of the Building is hereby deemed to be 40,020 square feet.

Term: 120 months, commencing on the Commencement Date (as such term is hereinafter defined) and ending at 5:00 p.m. on the day immediately prior to the tenth year anniversary of the Commencement Date subject to adjustment and earlier terroination as provided in the Lease. As more particularly set forth in EXHIBIT E, Tenant has one option to renew the lease for a term of S years at market rate for comparable space upon not less than 9 months prior written notice by Tenant to Landlord of such exercise.

Target Commencement April 1, 1998 Date:

Commencement Date: May 1, 1998
Early Occupancy: See Paragraph 28
Basic Rental: S46,690.00 per month, which is based on an annual Basic Rental of

SS60,280.00 for Lease Years (as such term is hereinafter defined) 1 through and including 3; S50,025.00 per month, which is based on an annual Basic Rental of $600,300.00 for Lease Years 4 through 6; and $S3,360.00 per month, which is based on an annual Basic Rental of S640,320.00 for Lease Years 7 through 10.

Securiq Deposit:  N/A

Prepaid Rent: First month's Basic Rent in the amount of $46,690.00 due on or before lanuary 26, 1998.
Rent: Basic Rental, Tenant's share of Excess, and all other sums that Tenant may owe to Landlord under the Lease.
Permitted Use: Any general offce use (including sales and/or claims of fices and corporate headquarters) permitted by applicable laws, statutes, ordinances, codes, orders, rules and regulations and provided said use does not create waste or nuisance and does not utilize hazardous materials or substances in any manner which would exceed standard offce use for any such hazardous substances or materials.

Tenant's Proportionate 100% Share:

Expense Stop:        1998 base year.
Initial Liability     S2,000,000 combined
Insurance Amount:
Tenant Finish:      See EXHIBIT D
Expansion Option:See EXHIBIT F
Lease Year:         The term ~Lease Year" shall mean a period coromencing on the
     Commencement Date or the anniversary thereof and ending on the date exactly 36S(366 in a leap year) days thereafter.

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:

TENANT:

TCC ~flLWAUKEE fl LIMITED PARTNERSHIP
By: a Wisconsin limited partnership
    Its: general partner


By: ~ O~__
Name: 1> ~6~br;N~ o`~.c~
Title: ~rcs`~c~t

FIRST HEALTH GROUP CORP.

By: i)~ t. . ~ ;=
Name: T~nr, i s ta~

Title: ~41 ~A~` 1~ dir~ ~ f~lr~ i
TABL~E OF CONTENTS

DEFINITIONS
AND BASIC PROVISIONS .....
LEASE GRANT ............
TERM .... -
RENT ........
DELINQUENT PAYMENT; HANDLING CHARGES ..........
SECURITY DEPOSIT ......
LANDLORD'S OBLIGATIONS

IMPROVEMENTS; ALTERATIONS; REPAfltS; MAINTENANCE .

Paze No.

ASSIGNMENT AND
SUBLETTING . .
INSURANCE; WAIVERS; SUBROGATION; INDEMNITY
SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE . .
RULES AND REGULATIONS
CONDEMNATION
F~E OR OTHER CASUALTY . .
TAXES
EVENTS OF DEFAULT . .
REMEDES .......
PAYMENT BY
TENANT; NON
WAIVER .....................
LANDLORD'S LEN . .

SURRENDER OF PREIvflSES .

HOLDING OVER . .

CERTAIN RIGHTS RESERVED BY LANDLORD .

SUBSTITllTION SPACE .

MISCELLANEOUS . . .
SPECIAL PROVISIONS . .
EXHIBIT A
DESCRIPTION OF PREMISES ........

10 11 11 12

13 13 13

     ............... A-1







EXH~IT B

BUILDING RULES AND REG11LATIONS

EX}flBIT C
OPERATING EXPENSE ESCALATOR ......

EXHIBIT D
TENANT FINISH-WORK: PLANS .......

EXHIBIT E
EXTENSION OPTION

EXH BIT F
EXPANSION OPTION

EXHIBIT G
FIRST RIGHT TO LEASE SPACb

EXHIBIT H
WAIVER OF RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES
CONSUMER PROTECTION ACT .........................

EX}flBIT I
LESSEE'S ESTOPPEL CERTfl1CATE .........

EXHIBIT J
SUBORDINATION. NON-DISTURBANCE AND ATTORNMENT AGREEMENT

 . B-1


       .......    D-1

       .......    E-1

 . F-1

 ... G-1

            .........  1-1



     LEASE

{HIS LEASE AGREEMENT (this "Leasen) i8 entered into as of lanuary

~1998, between TCC Milwaukee 11 Limited Partnership, a Wisconsin limited partnership (~Landlordn), and First Health Group Corp., a Delaware corporation (~Tenantn).


DEFINITIONS    1. The definitions and basic provisions set forth in the Basic

AND BASIC Lease Information (the ~Bsslc Lesse InformsHon") executed by PROVISIONS Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.

LEASE GRANT

RENT

     2. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

     3. If the C~ Date is not the first day of a calendar month, then the Term shall be extended by the time between the Comrna~cement Date and the first day of the next month. If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy by Tenant, or if any present occupant of the Premises holds over and Landlord cannot acquire possession of the Premises before the Commencement Date, then (a) Tenant's obligation to pay Rent hereunder shall be waived until Landlord tenders possession of the Premises to Tenant, (b) the Term shall be extended by the time between the scheduled Commencement Date and the date on which Landlord tenders possession of the Premises to Tenant (which date will then be defined as the Commencement Date), (c) Landlord shall not be in default hereunder or be liable for damages therefor, and (d) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any, in a writing executed by Landlord and Tenant within thirty (30) days after the Commencement Date. Tenant shall execute and deliver to Landlord, within ten days after Landlord has requested same a letter confirming (1) the Commencement Date, (2) that Tenant has accepted the Premises, and (3) that

Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter).

     4. (a) Pavment. Tenant shall timely pay to Landlord the Buic Rental and all additional sums to be paid by Tenant to Landlord under this Leue, including the Excess Operating Expenses determined as set forth in EXHIBIT C without deduction or set off, at Landlord's Address (or such other address as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rental shall be payable contemporaneously with the execution of this Lease; thereafter, monthly installments of Buic Rental shall be due on the first day of the second full calendar month of the Term and continuing on the first day of each succeeding calendar month during the Term. Basic Rental for any fractional month at the beginning of the Term shall be prorated bued on 1/36S of the current annual Basic Rental for each day of the partial month this Leue is in effect, and shall be due on the Commencement Date.

(b)  IntentionsllY Deleted.

     (c) Electrical Costs. Tenant shall pay directly for all electricity consumed at the Premises on or before such costs are due and, upon request of Landlord, shall provide Landlord with reasonable evidence of such payment.

(d)  Intentionallv Deleted.

(e)  Intentionsl}Y Deleted.
DELDNQUENT 5. All payments required of Tenant hereunder shall besr
PAYMENT;  interest from the date due until paid at the lesser of (i) five percent (S%)
HANDLING  above the "Prime Ratea or (ii) the maximum rate permitted by applicable
CHARGES   law (the "Default Rate"). The term "Prime Rate~ as used herein shall mean the "prime rate" announced from time to time by Firstar Bank Milwaukee, N.A., its successors or assigns at its principal place of business in Milwaukee, Wisconsin, which rate may not be the lowest rate offered or announced by such bank. Alternatively, Landlord may charge Tenant a fee equal to 10% of the delinquent payment to reimburse
     Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

SECURITY DEPOSIT    6. Intentionsllv Deleted
LANDLORD'S     7. (a)  Services. Subject to the provisions of Section
OBLIGATIONS 7.(d) below and provided no Event of Default exists, Landlord shall furnish to Tenant (1) water (hot and cold) at those points of supply provided for general use of tenants of the Building, 24 hours a day, 365 days a year; (2) heated and refrigerated air conditioning as appropriate,

     24 hours a day, 365 days a year, and at such temperatures and in such amounts as are being generally provided for normal and standard offfice usage in the Milwaukee metropolitan area; (3) janitorial service to the Premises on weekdays other than holidays for Building-standard installations (Landlord reserves the right to bill Tenant separately for extra janitorial senice required for non-standard installadons) and such window washing as may from dme to dme in Landlord's judgment be . reuenably required; (4) replacement of Building standard light bulbs and fluorescent tubes, provided that Landlord's standard charge for such bulbs and tubes shall be paid by Tenant; (5) security services, if any, provided by Landlord to the other single tenant buildings owned by Landlord in the Park Place Business Park; and (6) electrical current, 24 hours a day, 365 days a year, other than for computers, electronic data processing equipment, special lighting, equipment that requires more than the electricity provided by the existing electrical service servicing the Building as the same may be upgraded pursuant to EXHIBIT D hereof, or other equipment whose electrical energy consumption exceeds normal office usage; provided, however, it is understood and agreed that Tenant is to contract for and obtain electricity directly from the Building's current provider, Wisconsin Electric Power Company (nWEPCO"). If
     Tenant's use of the Premises requires upgrades to the electrical service to safely operate the Premises in compliance with all applicable laws, any such upgrades shall be covered by Section 8 hereof and shall be at Tenant's sole cost and expense. Landlord may change electricity providers for the Premises at any time upon thirty (30) days prior written notice to Tenant. If Tenant desires to change electricity providers, then Tenant shall notify Landlord at least sixty (60) days prior to any proposed change, which notice shall set forth the proposed provider, the cost of the proposed service and any other benefits of changing to the proposed provider and Tenant shall have the right to change providers to the named proposed provider and on terms consistent with those set forth in the notice unless Landlord reasonably objects thereto within 45 days of such nodce. It is agreed that it will be reasonable for Landlord to object, among other reasons, to Tenant's choice of providers if Landlord has selected a different provider that has agreed to provide a volume discount in connection with other buildings in the Park Place Business Park. Landlord shall maintain the common areas of the Building, such as the parking area, including reasonable snow removal therefrom, in a manner consistent with similar facilities in the Milwaukee area and shall order and condition, except for damage occasioned by Tenant, or its maintain the plumbing, HVAC and electrical systems in reasonably good employees, agents, contractors or invitees. All costs incurred in connection therewith shall be included u Operadog Expenses (as such term is defined in EXHIBIT C). If Tenant desires any of the services specified in this Section 7.(a) at any time other than dmes herein designated, such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 pm. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within ten days aRer Landlord has delivered to Tenant an invoice therefor.

     (b) DisraDtlon of Services. Notwithstanding anytlung to the contrary contained herein, Landlord shall have no liability, whatsoever, for any failure to provide any such service described in this Section 7 or for any disruption of such services, including, without limitation, arising out of the tortious or criminal acts of third parties, and Tenant's only rights and remedies in comecdon therewith shall be as expressly set forth in subsections (d) and (e) of this Section 7.

     (c) Discontinuance. Landlord's obligation to furnish services under Secdon 7.(a) shall be suyect to the rules and regulations of the supplier of such services and goverMmental rules and regulations. Tenant shall, however, be responsible for contracting with the supplier of electricity service and for paying all deposits for, and costs relating to, such service.

     (d) Restoraffon of Services: Abatement. Landlord shall use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. However, if the restoration of such service is within Landlord's reasonable control and Landlord fails to commence reasonable efforts to restore such service within five (5) business days aRer actual notice to Landlord of such failure, then Tenant shall have the right to notify Landlord and Landlord's Mortgagee (as such term is hereinafter defined) in writing of such failure by Landlord and if neither Landlord nor Landlord's Mortgagee commence reasonable efforts to restore such service within five (5) business days afler the giving of said written notice, then Tenant shall, as its exclusive remedy therefor, be entitled to a reasonable abatement of Rent for each consecutive day (afler such second five (5) business day period) that Tenant is so prevented from making reasonable use of the Premises.

     (e) Tenant's RiEht to Provide Services. If Landlord fails to provide such services and such failure is not a result of events or causes beyond Landlord's reasonable control, then, afler five (5) business days' prior written notice to Landlord and at Landlord's request, to any Landlord's Mortgagee, setting forth, with specificity, such failure and provided Landlord does not within such five
(5) business day period commence reasonable efforts to provide such senice, Tenant may cause such service to be provided to the Premises and the actual reasonable costs of such service may be invoiced to Landlord, together with reasonable evidence thereof, for reimbursement. To the extent that the costs of such services reimbursed by Landlord exceed the cost of such service for the 1998 Operating Expense Year (nBase Year Costsn), then any costs in excess of the Base Year Costs shall be included as part of the Excess and shall be paid by Tenant at the time or times such Excess is payable by Tenant hereunder. All such costs shall be included as part of Operating Expenses.

     (f) Access. Tenant shall have access to the Premises 24 hours a day and 365 days per year.
IMPROVEMENTS;

ALTERATIONS;
REPAIRS;
MAINTENANCE

     8. ( ) bnDrovernents: Alteradons. Improvements to the Premises shall be installed at the expense of Tenant and only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. Afler the initial Tenant improvements are made, no alterations or physical additions in or to the Premises may be made without Landlord's prior written consent. Notwithstanding the above, Tenant shall not be required to obtain the approval of Landlord for interior improvements or alterations which do not affect the systems serving the Building; do not affect the structural components of the Building; and do not exceed a cost of S5,000.00; provided that notice of such alteration or improvement is given to Landlord at least five (5) days prior to commencement of any work in the Premises in coMection therewith and Landlord does not object to such alteradon or improvement within five (5) days afler notice thereof. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord except as set forth in Section 35 hereof. All alteradons, additions, or improvements (whether temporary or permanent in character, and, including, without limitation, all air-condidoning equipment and all other equipment that is in any manner connected to the Building's plumbing system) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property at the end of the Term and shall remain on the Premises without compensadon t o Tenant. Approval by Landlord of any of Tenant's drawings and plans and specifications prepared in connecdon with any improvements in the Premises shall not consHtute a representation or warranty of Landlord as to the adequacy or suffficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. Tenant shall have the right without obtaining the prior written consent of Landlord to rearrange and install its furniture systems provided such furniture systems will not be attached to the Premises; will not be categorized as fixtures of any type; and the removal thereof will not cause any damage to the Premises. Notwithstanding anything in this Lease to the contrary, Tenant shall be responsible for the cost of all work required to comply with the retrofit requirements of the Americans with Disabilities Act of 1990 ("ADA"), and all rules, regulations, and guidelines promulgated thereunder, as the same may be amended from time to time, necessitated by any installations, additions, or alterations made in or to the Premises at the request of or by Tenant or by Tenant's use of the Premises (other than retrofit work whose cost has been particularly identified as being payable by Landlord in an instrument signed by Landlord and Tenant), regardless of whether such cost is incurred in connecdon with retrofit work required in the Premises (including the Work described in EXHIBIT D except as set forth therein) or in other areas of the Building; provided, however, that if the Building is not in suffficient compliance with the ADA on the date Landlord substantially completes the work to be performed by Landlord as described in (the "Substantial Completion Date") to obtain an occupancy cerdficate for the Building, then Landlord shall be responsible in accordance with EXHIBIT D for any work required to correct any such failure to so comply based on the Building design as of the Substandal Completion Date.

     (b) Repairs: Maintenance. (i) Tenant's Obligations. Tenant shall operate its business at the Premises and operate the Premises in a clean, safe, attracdve condidon and manner, and shall not pernnit or allow to remain any waste or damage to any pordon of the Premises. Tenant shall repair or replace, subject to Landlord's direcdon and supervision, any damage to the Building caused by Tenant or Tenant's agents, contractors, or invitees. If Tenant fails to make such repairs or replacements necessitated by Tenant or Tenant's agents, contractors or invitees within 15 days afler the occurrence of such damage, then Landlord may make the same at Tenant's cost. In lieu of having Tenant repair any such damage so caused by Tenant or Tenant's agenB, contractors or invitees outside of the Premises, Landlord may repair such damage at Tenant's cost. The cost of any repair or replacemeM work performed by Landlord under this Secdon 8 shall be paid by Tenant to Landlord within ten (10) days afler Landlord has delivered to Tenant an invoice therefor or at Landlord's option Landlord may include such costs as Operating Expenses.

     (ii) Landlord's Oblieations. Landlord shall be responsible for the maintenance, repair and/or replacement of the Premises, including without limitation the plumbing, electrical and HVAC systems located in the Building and the parking area, lighdng and all landscaping included as part of the Premises. Except as specifically set forth on EXHIBIT D. all costs incurred by Landlord pursuant to this subsection (b)(ii) shall be included as Operadug Expenses.

     (c) Performance Or Work. All work described in this Secdon 8 which is to be paid for or undertaken by Tenant shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord, which consent shall not be unreasonably withheld. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, and to procure payment and performance bonds reasonably sadsfactory to Landlord covering the cost of the work. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the primary structure or structural qualities of the Building, or plumbing, dectrical lines, or other utility transmission facility. All such work which may affect the HVAC, electrical system, or plumbing must be approved by Landlord.

     (d) Mechanic's Liens. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or any obligadon incurred by or at the request of Tenant. Prior to undertaking any work on the Premises, Tenant shall post signs stipuladng that Tenant is not acting as the agent of Landlord. If such a lien is filed, then Tenant shall, within ten (10) days afler Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days afler Landlord has delivered to Tenant an invoice therefor.

     9. Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all laws, statutes, codes, orders, ordinances, rules, and regulations relating to the use, condition, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances. If, because of Tenant's acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Building.
ASSIGNMENT AND SUBLETTING

     10. (a) Transfers: Consent. Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld),
(1) advertise that any portion of the Premises is available for lease, (2) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (3) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (4) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (5) sublet any pordon of the Premises,
(6) grant any license, concession, or other right of occupancy of any portion of the Premises, or (7) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections lO.(a)(2) through lO.(a)(7) being a ~Transfer~). Notwithstanding anything to the contrary contained in this Lease, Tenant may assign or sublet its rights under this Lease to any subsidiary or affiliate which is at least fifly percent owned by or under common ownership with, Tenant or which owns fifly percent of Tenant. Such Transfer shall not release Tenant from its obligations under the Lease, including without limitation, the obligation to pay Basic Rental. It shall not be unreasonable for Landlord to withhold its consent to any Transfer based on, among other items, a change in the use of the Premises; the reputation of the proposed transferee; the financial status of the proposed transferee; the form of the Transfer document; or the status of the proposed transferee as either a current tenant of property owned controlled or managed by Landlord or any afffiliate of Landlord or a party to which contact has been made or negotiations have been commenced (as evidenced by either a walk through of premises or a written lease proposal) either with said transferee or with any affliate of said transferee in connecdon with the lease of any property which is owned, controlled or managed by Landlord or any afffiliate of Landlord. If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written descriphon of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following informadon about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent and, if such an Event of Default occurs, then Tenant hereby authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

     (b) l~n - Uations. Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to a Tr~fer consisting of a Transfer of more than twenty-five percent (2S%) of the rentable square feet of the Premises, cancel this Lease (or, as to a sublethug, cancel as to the portion of the Premises proposed to be sublet) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any pordon of the Premises, then this Lease shall cease for such pordon of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer and all brokerage commissions paid or payable by Landlord in connecdon with this Lease that are allocable to such portion of the Premises. Thereafler, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. Notwithstanding the foregoing, provided tbat: (a) Tenant is in full compliance with the terms of this Lease and is not in default hereunder; (b) Tenant is occupying not less tban 75% of the rentable square feet of the Premises; and (c) Tenant is operadng its claims operadons from all of the Premises so occupied, then this right of Landlord to cancel shall not apply to an assignment of the Lease to an endty or person that acquires from Tenant all or substandally all of the claims operadons business operating at the Premises and said business continues to so operate from the Premises for at least one year afler such assignment.

     (c) Additional Comnensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifly percent (50%) of all compensation received by Tenant for a Transfer (less leasing/brokerage commissions, attorneys' fees for lease or sublease negotiations and Tenant improvements costs to the Premises, to the extent incurred by Tenant as a direct result of such Transfer and amortized over the term of said sublease or this Lease, as applicable) that exceeds the Basic Rental and Tenant's share of Excess allocable to the portion of the Premises covered thereby.

INSURANCE;
WAIVERS;
SUBROGATION;
INDEMNITY

     11. (a) Illeurance. Tenant shall at its expense procure and maintain tbroughout the Term the following insurance policies: (1) comprehensive general liability insurance in amounts of not less than a combined single limit of $2,000,000 (the "Initial Liabilitv Insurance Amountn) or such other amounts as Landlord or Landlord's Mortgagee may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) contractual liability insurance coverage sufficient to cover Tenant's indemnity obligadons hereunder, (3) insurance covering the full replacement value of Tenant's property and improvements, and other property (including property of others), in the Premises, (4) workman's compensation insurance, containing a waiver of subrogation endorsement reasonably acceptable to Landlord, and (5) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish cardficates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord. For purposes of this Section 11, the term "affiliate" shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in quesdon. All insurance required to be carried by Tenant may be carried by "blanket" insurance policies; provided said policies comply with the requirements of this Paragraph 11 with respect to the Premises.
     (b) Mutual Waiver of Subrosation. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destrucdon, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, and regardless of whether or not the party waiving such claim actually recovers from an insurance provider; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord or apply to any coinsurance penalty which Landlord might sustain. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party. Tenant shall provide Landlord with a copy of said endorsements in form reasonably acceptable to Landlord prior to commencement by Tenant, or on Tenant's behalf, of any work on the Premises.

     (c) lademnilv. Subject to Section ll.(b), Tenant shall defend, indemnify, and hold harmless Landlord and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys' fees) arising from any occurrence on the Premises or from Tenant's failure to perform its obligations under this Lease (other than matters arising from the negligence or willful misconduct of Landlord or its agents). This indemnity provision shall survive terminatdon or expiration of this Lease. All personal property on the Premises shall be at Tenant's sole risk and Landlord shall not be liable for any damage done to or loss of such personal property or from damage or loss suffered by Tenant, other than, subject to Section ll.(b) hereof, arising out of the negligence or willful misconduct of Landlord.

     (d) Landlord's Insurance. Landlord shall, as part of Operating Expenses, procure and maintain throughout the Term the following insurance policies: (1) comprehensive general liability insurance in a combined single amount of not less than $2,000,000 insuring Landlord and Tenant against liability for injury to or death or a person or persons or damage to property arising from Landlord's activities on the Premises and (2) fire and casualty insurance covering loss or damage to the Premises for the full replacement cost and containing a "Special Causes of Loss" endorsement or similar "all risk" coverage to the extent then reasonably available, insuring Landlord and naming Tenant as an additional insured. All insurance required to be carried by Landlord may be carried by "blanket" insurance policies. Tenant shall have the right, upon written request, to review Landlord's insurance policies. Tenant may elect, at its sole cost and expense, to provide substitute policies of equal or higher quality and coverage provided such coverage is with an insurance company with a radng equivalent or higher in all respects to Landlord's insurance company and is less expensive than Landlord's insurance and provided that Tenant shall have not)fied Landlord in writing of such election and shall have provided Landlord with evidence reasonably satisfactory to Landlord of its ability to obtain such insurance policies at a lower cost and Landlord shall not have not)fied Tenant within thirty (30) days thereafler that Landlord has obtained such insurance at a cost no greater than 105% of the cost of Tenant's proposed insurance. If Landlord provides such notice, then Tenant shall not be entitled to obtain its own insurance. If Landlord does not provide such notice, Tenant may obtain such substitute policies at its sole cost and expense.
     (e) Landlord's Indemnitv. Subject to Section 1 l.(b), Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including reasonable attorneys fees) arising out of injury to or death to persons or damage to property resuldng from the negligence or willful misconduct of Landlord, its agents, contractors, or employees on the Premises during the term of this Lease; provided, however, this indemnity shall not apply to matters arising out of the negligence or willful misconduct of Tenant, its agents, employees, contractors or invitees. This indemnity shall survive the termination or expiradon of this Lease.

SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE

     12. (a) Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a "Mortgagen), or any ground lease, master lease, or primary lease (a "Primaq Leasen), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee" or as "Landlord's Lender").

     (b) Attomment. Tenant shall attorn to any party succeeding to Landlord~s interest in the Premises. whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execure such agreements confirming such attornment as such party may reasonably request.

     (c) Notice to Landlord's Mort~a~ee. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

     (d) Non-Disturbance. At Landlord's request, Tenant shall enter into a Subordination Non-Disturbance and Attornment Agreement with Landlord's Mortgagee within ten (10) days afler request therefor. Said agreement shall contain such terms and provisions as may be reasonably requested by Landlord's Mortgagee consistent with Landlord's Mortgagee's standard or typical form of said agreement. A copy of the standard form of Subordination, Non-Disturbance and Attornment Agreement of the current Landlord's Mortgagee is attached hereto as EXHIBIT J and Tenant hereby agrees to execute and deliver said agreement promptly upon request therefor. At Tenant's request, Landlord shall use reasonable efforts to obtain an executed copy of said agreement or an agreement subsrantially similar thereto from the current Landlord's Mortgagee. If Landlord is unable to obtain such Agreement on or before the seventh (7th) day afler the date Tenant delivers to Landlord four original copies of this Lease executed by Tenant, then Tenant shall have the right for fourteen (14) days afler the expiration of such seven day period and prior to the delivery by Landlord of such agreement executed by Landlord's Mortgagee to terminate this Lease by written notice to Landlord; whereupon this Lease shall terminate, Prepaid Rent shall be refunded to Tenant and the parties shall have no further rights or obligations hereunder.

RULES AND
REGULATIONS

     13. Tenant shall comply with the rules and regulations of the Building which are attached hereto as EXHIBIT B. Landlord may, from dme to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.
CONDEMNATION

14. (a) Taklns - Landlord's and Tenant's RiEhts. If

any part of the Building is taken by right of eminent domain or conveyed in lieu thereof (a "Taldne.), and such Taking prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Landlord may, at its expense, relocate Tenant to office space reasonably comparable to the Premises, provided that Landlord not)fies Tenant of its intention to do so within 30 days before the Taking. Such relocadon may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocadon within 180 days after Landlord has not)fied Tenant of its intention to relocate Tenant and in any event prior to the date that Tenant is required by applicable law to vacate the Premises. If Landlord does not elect to relocate Tenant following such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to

Landlord within 60 days after the Taking, and Rent shall be appordoned as of the date of such Taking. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

     (b) Taldng - Landlord's Rishts. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord's Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within 30 days after such Taking, shall terminate and Rent shall be appordoned as of the date of such Taking. If Landlord does not so terminate this Lease and does not elect to relocate Tenant, then this Lease will continue, but if any portion of the Premises has been taken, Basic Rental shall abate as provided in the last sentence of Section 14.(a).

     (c) Takin~ - Tenant's RiEhts. If Landlord elects not to terminate the Lease, but Landlord is unable, within 90 days after such taking, to restore the Premises so that it is usable by Tenant for the conduct of Tenant's business in a manner reasonably comparable to the condua of Tenant's business from the Premises immediately before such taking, then Tenant may terminate this Lease by written notice to Landlord given within 30 days after the earlier of (i) notice from Landlord that it will be unable to complete the restoration of the Premises within said 90 day period or (ii) the 90th day after any such taking.

     (d) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land. the Building, and other improvements taken. Landlord shall not be entitled to Tenant's personal property or to the value of Tenant's personal property, and Tenant may separately pursue a claim against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have. Landlord, at Tenant's request and at no cost to Landlord, shall use reasonable efforts to cooperate with Tenant in any such action by Tenant in connection with Tenant's personal property.

FIRE OR OTHER CASUALTY

     1S. (a) ReDair Estimate. If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within 45 days after such Casualty, deliver to Tenimt a good faith estimate (the ~DamaEe Notice") of the time needed to repair the damage caused by such Casualty.

     (b) l~dlord's and Tenant's Rights. If a material pordon of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord eshmates that the damage caused thereby cannot be repaired within 180 days after the commencement of repair, then Landlord may, at its expense, relocate Tenant to offfice space reasonably comparable to the Premises, provided that Landlord not)fies Tenant of its intention to do so in the Damage Notice. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within 180 days after Landlord has delivered the Damage Notice to Tenant. If Landlord does not elect to relocate Tenant following such Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then (subject to Landlord's rights under Section 15.(c)) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage undl the compledon of the repair, unless Tenant caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

     (c) Landlord's RiEhts. If a Casualq damages a material pordon of the Building, amd Landlord makes a good faith detertnination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualq to Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days afler the Damage Notice has been delivered to Tenant, and Basic Rental hereunder shall be abated as of the date of the Casualq.

     (d) Repair Obligadon. If neither parq elects to terminate this Lease following a Casualq, then Landlord shall, within a reasonable time afler such Casualq, commence to repair the Building amd the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualq; however. Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, amd Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualq in question.

TAXES

     16. Tenant shall be liable for all taxes levied or assessed against personal properq, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's properq amd Landlord elects to pay the same, or if the assessed value of Landlord's properq is increased by inclusion of such personal properq, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenamt is primarily liable hereunder.

EVENTS OF DEFAULT

     17. Each of the following occurrences shall constitute an "Event of Default":
     (a) Tenant's failure to pay ReM, or any other sums due from Tenant to Landlord under the Lease (or any other lease executed by Tenant for space in the Park Place Business Park), withm five (5) days afler written notice &om Landlord of such failure to pay Rent or such other sums when due; provided, however, that if Tenant fails to pay Rent or any other such sums when due twice in any twelve month period, then it shall thereafler be an Event of Default hereunder upon any failure by Tenant to pay Rent or any such other sums when due and Landlord shall not be required to give any notice of default hereunder;

     (b) Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease (or any other lease executed by Tenant for space in the Park Place Business Park) within thirq (30) days afler written notice from Landlord of such default (or such longer period of dme as may be mutually agreed upon in wridug by Landlord and Tenant);

     (c) the filing of a petidon by or against Tenant (the term "Tenant~ shall include, for the purpose of this Section 17.(c), amy guarantor of the Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding;
(2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's properq or for Tenant's interest in this Lease; or (4) for the reorganization or mod)fication of Tenant's capital structure; and

     (d) the admission by Tenant that it =ot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

REMEDES

     18. Upon any default hereunder beyond any applicable grace period, Landlord may, in addidon to all other rights and remedies afforded Landlord hereunder or by law or equiq, take any of the following acdons:

     (a) Terminate tbis lP~ce by giving Tenant written nodce thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section l9.(a), and
(3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its lisdog of "Money Rates", minus (B) the then present fair rental value of the Premises for such period, similarly discounted; or

     (b) Terminate Tenant's right to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to dme under Section 19.(a), and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafler received by Landlord tbrough reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and condidons as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises and for space consisting of less than all or more tban all of the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building or other premises controlled or managed by Landlord or any of its affiliates. Landlord shall not be liable for, nor shall Tenant's obligadons hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such relethng. Tenant shall not be entitled to the excess of any consideration obtained by rdetting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessiq of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 18.(b). If Landlord elects to proceed under this Section 18.(b), it may at any time elect to terminate this Lease under Section 18.(a).

     Additdonally, without notice, Landlord may alter locks or other securiq devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

PAYMENT BY
TENANT; NON
WAIVER

     19. (a) Pavment bv Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attomeys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's properq, (3) repairing, restoring, altering, remodeling, or otherwise puking the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not temlinated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, attomeys' fees and other costs incidental to such reletting), (5) perfomling Tenant's obligadons which Tenant failed to perfomm, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

     (b) No Wdver. Landlord's acceptance of Rent following an Evem of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violadon or breach of any of the temls contained herein shall waive Landlord's rights regarding any future violation of such temm or violation of any other temm.

LANDLORD'S LEN

SURRENDER OF PREMISES

20.  Intentionallv Deleted.

     21. No act by Landlord shall be deemed an acceptance of a surrender of the Premises. and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or temlination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualq dannage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has perfomled all of its obligations hereunder, Tenant may remove all unattached trade fixtures, fumiture, and personal properq placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alteratdon~l additioo., improvomontl, t~de fixtwo8' oquipmontl winngl end furniture U LLandlord may request. Tenant shall repair all damage caused by such removal. Prior to Tenant undertaking any alteradons, addidons or improvements to the Premises, Tenant may request in writing that Landlord deterrfline at that time whether or not Landlord will require tbat any such alterations, additions or improvements be removed upon expiration or temlination of the Lease. Any such request shall include detailed plans and specificadons for any such alteration, addition or improvement. If Landlord responds in writing that Landlord will not require such alteration, addition or improvement to be so removed, then such alteration, addition or improvement will not be required to be so removed. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and at Tenant's sole cost and without any obligadon to account for such items. The provisions of this Section 21 shall survive the end of the Term.

HOLDING OVER

     22. If Tenant fails to vacate the Premises at the end of the Temm, then Tenant shall be a tenant at will, but on the same temls and conditions as this Lease, except Basic Rental shall be as set forth in this Section 22 and except that no options shall be applicable thereto and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rental equal to the greater of (a) 150% of the daily Basic Rental payable during the last month of the Temm, or (b) the prevailing rental rate prorated on a daily basis in similar buildings for similar space.

CERTAIN RIGHTS RESERVED BY LANDLORD

     23. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

     (a) upon reasonable notice, to make inspectdons, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the condnuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

     (b) to take such reasonable measures as Landlord deems advisable for the securiq of the Building and its occupants, including, without limitation, searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after nomlal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Building is closed after nomlal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during nomlal business hours, identify themselves to a securiq officer by registratdon or otherwise and that such persons establish their right to enter or leave the Building;

     (c) designated; and

to change the name by which the Building is

     (d) upon not less than twenq-four (24) hours' notice to Tenant, to enter the Premises at all reasonable hours to show the Premises to prospective purchasers, lenders, or tenants and Landlord shall be provided with all keys, codes, combinations and such similar items and infomladon as Landlord may need to access all or any part of the Premises and the items contained therein. SUBSTITUTION SPACE

MISCELLANEOUS

24.  Intentionallv Deleted.

     2S. (a) Landlord Transfer. Landlord may transfer. in whole or in part, the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligadons hereunder.

     (b) Landlord's Liabilitv. The liabiliq of Landlord to Tenant for any default by Landlord under the temls of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Building and the Land, and ndther Landlord nor any of its partners shall be personally liable for any deficiency. This section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liabiliq of Landlord or its partners.

     (c) Force Maieure. Other than for Tenant's monetary obligations under tbis Lease and obligations which can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either parq hereto, such parq shall not be liable or responsible for, and there shall be excluded from the computation for any such period of dme, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, govemmental laws, regulations, or restricdons, or any other causes of any kind whatsoever which are beyond the control of such parq.

     (d) Brokerane. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease other than TC Milwaukee, Inc. and Fischer & Company (collectively, the "Brokers"). Tenant and Landlord shall each indemnify the other against all costs, expenses, attomeys' fees, and other liabiliq for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying parq, other than the Brokers. Landlord shall be responsible for the payment to Brokers for any commission due Brokers in connection with this Lease.

     (e) Estoppel Certiflcates. From time to dme, Tenant shall fumish to any parq designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confimling and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. If Tenant fails to provide such estoppel certificate within such ten (10) day period, Landlord shall have the right to complete said Cerdficate and forward said Certificate to Tenant and if Tenant does not provide an estoppel certificate in compliance with the temls hereof within five
(5) days after a copy of the certificate prepared by Landlord has been given to Tenant, then Tenant shall be deemed to have consented and agreed to all matters contained in the certificate so prepared by Landlord and Landlord and any purchaser or lender in connection with the Premises shall be entitled to rely thereon. Tenant shall, within ten (10) days after Landlord has made a request therefor, fumish to Landlord and Landlord's Lender (as such temm is defined in Secdon 12 hereof) a Lessee's Estoppel Certificate in the fomm attached hereto as EXHIBIT 1, mod)fied as necessary to accurately reflect the facts and infomlation themin requested. In addition and notwithstanding anything to the contrary contained herein, Tenant shall be liable for all damages incurred by Landlord as a result of Tenant's failure to execute such estoppel certificates, including, without limitation, any delays or cancellations of sale or financing transactions affecting the Building or other properdes owned by Landlord.
     (f) Notices. All notices and other communicadons given pursuant to this Lease shall be in wridng and shall be (1) mailed by first class, United States Mail, postage prepaid, cerdfied, with retum receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Infomlation, (2) hand delivered to the intended address, (3) by reputable ovemight delivery services, or (4) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confimlatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving nodce thereof to the other in confomliq with this provision.

     (g) Separabilitv. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in temls to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

     (h) Amendments: and BindinQ Effect. This Lease may not be amended except by instrument in wridug signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or pracdce which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the perfomlance by Tenant in strict accordance with the temls hereof. The temls and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third parq shall be deemed a third parq baneficiary hereof.
     (i) Ouiet En,iownent. Provided Tenant has perfomled ail of the temls and conditions of this Lease to be perfomled by Tenant, Tenant shall peaceably and quietIy hold and enjoy the Premises for the Temm, without hindrance from Landlord or any parq claiming by, through, or under Landlord, subject to the temls and condidons of this Lease. Landlord hereby warrants it has title to the Premises and the land upon which the Premises is situated, subject to such liens and encumbrances and other matters as do not materially adversely affect or restrict Tenant's use and occupancy of the Premises for Tenant's specified business purposes (collectively, ~Pemlitted Encumbrances~). Prior to the Commencement Date, Landlord shall provide Tenant, at Tenant's sole cost and expense, with a Leasehold Title Insurance Policy insuring Tenant's interest under this Lease subject to the temls and provisions of this Lease and Pemlitted Encumbrances, including, without limitadon, any mortgage held by Landlord's Mortgagee. On the Commencement Date, the Premises shall be delivered to Tenant, subject to existing Pemlitted Encumbrances (including and subject to the mortgage or other securiq interest of any Landlord's Mortgagee or any other holder of a mortgage, provided such other mortgage holders have granted Tenant a non-disturbance agreement by the temls of such mortgage holder's mortgage or by a separate agreement with Tenant) and free from all construcdon liens arising out of the acts of Landlord other tban inchoate liens for the Work, the cost of which is not yet due and payable, or liens which Landlord is contesdag in good faith. Notwithstanding the foregoing, Tenant consents to the granting by Landlord of licenses, easements and other similar agreements for the provision of utilities, cable or similar items and for access in connection therewith or as may otherwise be necessary for the Premises or the adjacent properq to comply with applicable laws, statutes, codes, rules, reguladons, or ordinances; provided that any such licenses, easements or agreements shall not materially adversely affect Tenant's use and occupancy of the Premises for its specified business purposes.

     (j) Joint and Several Liabilitv. If there is more than one Tenant. then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligadons hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

     (k) CaDtions. The captions contained in this Lease are for convenience of reference only, and do not limit or enlarge the temls and conditions of this Lease.

     (1) No MerEer. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

     (m) No Oner. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights under tbis Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

     (n) Exhiblts. All exhibits and attachments attached hereto are incorporated herein by this reference.
EXHIB~ ~ - Outline of Premises

EXHIBIT B - Building Rules and Reguladons EXHIBIT C - Operating Expense
Escalator

EXHIBIT D - Tenant Finish-Work; Plans EXHIBIT E - Extension Option EXHIBIT F - Expansion Option EXHIBIT G - Tenant's Preferential Right to Lease EXHIBIT H - Waiver

EXHIBIT I - Lessee's Estoppel Certificate

EXHIBIT J - Subordinadon, Non-Disturbance and Attomment Agreement

     (o) Entire Aoreement. This Lease constitutes the endre agreement between Landiord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to tbis Lease or the obligadons of Landlord or Tenant in connecdon therewith.

SPECIAL PROVISIONS:

     26. SeverabilitY of Rent. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF, OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLED.

     27. EarlY Terminadon Right. If Tenant and all of its afffiliates cease operations in the metropolitan Milwaukee area, which for purposes of this
Section 27 shall include, without limitation, Milwaukee, Ozaukee, Washington and Waukesha Coundes for a period of not less than six consecutive months, then Tenant shall have the one time right to terminate this Lease by written notice to Landlord (the "Termination Nodcen) given at any time during the first six months of Lease Year 6 but only if (a) Tenant is not in default under the terms of this Lease; (b) said Terminadon Nodce sets forth a terminadon date that is at least nine full months after the date Landlord receives said Terminadon Nodce and is effecdve as of the last day of a calendar month; (c) Tenant delivers to Landlord satisfactory evidence of Tenant's and all of its affiliates' cessadon of operadons in the metropolitan Milwaukee area as set forth above (satisfactory evidence would include, but not necessarily be limited to, a sworn affdavit executed by an authorized offcer of Tenant that the only operadons of Tenant or any of its affliates in the metropolitan Milwaukee area are the operations located at the PremiNs which operations are either being eliminated or relocated outside of the metropolitan Milwaukee area kxcePt for the up to 8000 square feet of sales office space described below]); (d) Tenant delivers to Landlord with said Terminadon Notice by wire transfer or certified or cashiers check, a termination fee equal to (i) Landlord's unamortized transaction costs, including, without limitation, all costs of Tenant improvements, alterations and finish costs, anorneys' fees incurred in connection with this Lease and maners reladog thereto, brokerage commissions, architectural and engineering fees, and all similar costs and expenses as reasonably determined by Landlord discounted over a 120 month period at a rate of ten percent (10%) plus (ii) three months of Rent based on the Rent attributable to the first three months of Lease Year 7; and (e) Tenant does not default under the terms of this Lease during the period commencing on the date of the giving of said Termination Notice and ending on the expiration or terminadon of this Lease; provided, however, that Tenant may continue to conduct sales operadons in up to 8000 square feet of premises within the metropolitan Milwaukee area as above described so long as (a) Landlord or its affliates shall have the exclusive right to lease to Tenant, or its affiliates in buildings owned or controlled by f~ndlord or its affliates within the Park Place Development (the ~Park Place Buildings~) premises reasonably comparable to space in the Building (~Comparable Sales Premises"); or (b) if Landlord is unable to provide the Comparable Sales Premises in any of the Park Place Buildings, then TC Milwaukee, Inc. or an affiliate thereof or any successor in interest thereto (collectively "Crow") shall have the exclusive right to lease to Tenant such Comparable Sales Premises in buildings owned, managed or controlled by Crow in the metropolitan Milwaukee area (the "Crow Buildings"); or (c) if Crow is unable to so provide the Comparable Sales Premises in any of the Crow Buildings, then Crow (working in cooperation with Fischer & Company or other broker appointed by Tenant) shall have the exclusive right to locate and arrange for the lease to Tenant of such Comparable Sales Premises in any buildings situated in the metropolitan Milwaukee area, regardless of ownership or management and to receive a market rate com~nission in connection therewith. Any such lease shall be on prevailing market terms for all space needed by such sales operations for not less than the period commencing on the effective date of termination of this Lease tbrough and including the date on which the term of this Lease would have expired but for the termination. If for any reason Tenant or any of its affiliates conduct business operations within the metropolitan Milwaukee area as herein defined within the earlier of one (1) year from the date of terminadon of this Lease or the date this Lease would have expired but for the termination, then, notwithstanding anything to the contrary contained herein, Tenant shall be responsible for and shall pay to Landlord all damages, losses, costs and expenses incurred by Landlord as a result of Tenant's exercise of this terminadon right.
     2g. Farlv Oca~pancY. Tenant shall be entitled to occupy available portions of the Premises as designated by Landlord on or after the date which is thirty
(30) days prior to Landlord's esHmated Commencement Date for the installation by Tenant of systems, furniture, and telecommunications as such pordons become ready for Tenant's occupancy in Landlord's reasonable discretion. Tenant's activity on the Premises shall not unreasonably interfere with Landlord's Work. Tenant, its agents, employees and contractors shall enter upon the Premises at their own risk and Landlord shall have no obligation or liability in connecdon therewith and such occupancy shall be in compliance with and subject to all of the applicable terms of this Lease, in particular, but, without limitation, the insurance and indemnity provisions; provided, however, that no Basic Rental shall be payable undl the Commencement Date.

     29. ~Parldne. Tenant and Tenant's employees and visitors shall have unrestricted access (except as access may be restricted for repair and maintenance to the parking lot or as a result of governmental or court law, order, ordinance, rule or regulation) to all parking available in the parking lot serving the Premises and located on the property with respect to which the Premises is a part at no additional charge. Landlord represents that, to its actual knowledge, there are currently 355 surface parking spaces located within said parking lot. At such time as Tenant not)fies Landlord in writing that it is in need of additional parking, Landlord shall lease to Tenant any additional parking situated within other parking lots located on property then owned by Landlord within the Park Place Business Park which becomes available within sixty (60) days afler the giving of such notice, subject to the rights of other occupants and tenants of the Park Place Business Park to such parking. After such sixty (60) day period, Landlord shall have no obligation to Tenant with respect to the leasing of any additional parking (other than with respect to those parking spaces which Tenant is then leasing) unless and until Tenant provides Landlord with another such notice. If any such parking is available and Tenant elects to lease such parking, then the terms and provisions of the leases for such parking shall be on a month-to-month basis, on a first come first serve nonassigned basis, on substantially similar terms to the terms of parking leases on other private lots in the metropolitan Milwaukee area, and at a cost of $20.00 per parking space for the initial term of this Lease and at a cost of the greater of $20.00 per space or the prevailing market rate in the area per month for any extensions or renewals of the inidal term; provided, however, that Tenant's rights to such parking shall condoue to be subject to the rights of other tenants and occupants of the Park Place Business Park.

     30. Tenant Self ManaEement ODtion. If Landlord conveys the Premises to an unaffliated party (defined, for purposes hereof, as any entity in which neither Landlord (or such other entity to which this definition is applied) nor any of its affiliates has or have any ownership interest, direct or indirect) and such unafflliated party elects to hire management services from a party (i) which is both an unaffliated party with respect to Landlord or Crow and an unaffiliated party with respect to the then owner of the Premises, and (ii) which is neither a party that typically manages or has managed certain of said owner's or its affiliates managed property nor a party which manages substantially all of said owner's managed properdes, then Tenant shall thereafter, but only so long as the above conditions remain sadsfied, have the right, upon sixty (60) days prior written notice to the then owner of the Premises, to assume responsibility for any services provided by the then landlord to the Premises; whereupon the cost of such services shall be paid directly by Tenant and shall not be deemed Operating Expenses hereunder.
     31. ~r_m of Lease. Upon the written request of the other party, the parties hewto agree to execute and record a memorandum of lease setting forth the basic terms of this Lease, including, without limitadon, the term and renewal options, and Tenant's right to terminate in the event of certain casualdes and condemnation. Said memorandum shall not include the Rent payable under the Lease or any of the terms and provisions with respect to Operating Expenses or similar costs and expenses. Recording fees for such memorandum shall be paid by Tenant. Tenant shall simultaneously execute a termination of Memorandum of Lease in recordable form which termination shall be held in escrow by the title company issuing the Leasehold Title Insurance

Policy to Tenant (the "Title Company~) undl such time as the Lease is ter~ninated; whereupon said termination of Memorandum of Lease shall be recorded by said Title Company at the dimcdon and cost of I qndlord.

32.  Intendonallr Deleted.

     33. Enrlron rental. Tenant shall not use, store or introduce onto the Premises or the land surrounding the Premises or any part or part thereof, or permit the use, storage or introduction of any hazardous, toxic, dangerous or otherwise regulated materials, substances or waste as such terms are defined in any applicable law, statute, code, ordinance, order, guideline, rule or regulation (collectively, "Environmental Laws~) nor permit any such materials, substances or waste (collectively, ~hazardous substances or materials~) to be brought onto the Premises. Tenant hereby indemnifies and holds Landlord harmless from and against any and all claims, demands, liabilities, causes of action, suits, judgments, penalties, costs, fees or expenses, including, without limitation, court costs and anorneys and consultants fees, arising out of any bmach by Tenant of this Secdon 33.

     To the best of Landlord's actual knowledge, without any independent invesUgation, the Premises and land upon which the Premises is situated and the other properdes owned by Landlord within the Park Place Business Park are not in violation of any applicable Environmental Law. Furthermore, to the best of Landlord's actual knowledge, the Premises and the land upon which the Premises is situated do not contain any asbestos or any asbestos containing material and do not contain underground or above ground storage tanks. Tenant may obtain, at its sole cost and expense, a Phase I environmental assessment of the property of which the Premises is a part within thirty (30) days after the date of this Lease. Upon receipt of said assessment by Tenant, Tenant shall promptly forward a copy of said assessment to Landlord and said assessment shall be addressed to Landlord and may be relied upon by Landlord. If Tenant does not object to any matter disclosed by such assessment within ten (10) days after the earlier of
(i) receipt by Tenant of such assessment, or (ii) the expiration of such thirty
(30) day period, then Tenant shall be deemed to have approved and accepted the condition, environmental and otherwise, of the Premises and the property of which the Premises is a part and the surrounding property owned by Landlord and shall have waived its right to object thereto. If said assessment discloses any matter to which Tenant reasonably objects, then Tenant may terminate this Lease by written notice to Landlord given within the aforementioned ten (10) day period and specifying the reason for such termination; whereupon this Lease shall terminate and the parties shall have no further rights or obligadons hereunder; provided, however, that Tenant shall reimburse Landlord for any costs Landlord may have incurred with respect to the Work.

     34. A'nericans with Disabilides Act. Landlord represents that, as of the Commencement Date, the Premises shall be in aufficient compliance with the Americans with Disabilities Act so that an occupancy cerdficate or permit will be issued for the Premises.
     3S. Sl~e. Notwithstanding anything to the contrary contained in this Lease, Tenant shall be entitled, at Tenant's expense, and, witb respect to any exterior signage, after written notice to Landlord, to install interior and exterior signage (including external diroctional signage on the

Premises); provided that all such signage shall be in compliance with all applicable laws, statutes, codes, orders, ordinances, rules, regulations and guidelines.

     36. Tenant Cure RiEht. If, within thirty (30) days after written notice from Tenant specifying a default by Landlord hereunder, Landlord fails to commence and diligently commence and pursue the cure of such default then, upon five (5) business days written notice to Landlord, Tenant shall be entitled to cure tne same and to charge Landlord the reasonable cost of such cure.

     37. Buildine Condition. Landlord hereby represents to
Tenant that (i) to Landlord's actual knowledge, there are no construction defects in the Premises; (ii) to Landlords actual knowledge, all equipment, machinery and facilities, including, without limitation, heating, air conditioning, plumbing, ventilation, electrical systems used in connecdon with the operadon of the Premises, are or will be as of the Commencement Date, in working condition; and (iii) to Landlord's actual knowledge, without independent investigation, the Premises will be in compliance on the Commencement Date with all applicable laws, ordinances and regulations as may be necessary for Tenant to operate the Premises for its standard of fice purposes. For purposes of tbis Lease, the term ~Landlords actual knowledge" means the actual conscious knowledge without independent investigation of D. Patrick O'Brien.

     38. Recanture. In tbe event tbat Tenant abandons or vacates the Premises for more tban 90 consecutive days for reasons other tban casualty or condemnadon, tben Landlord shall have tbe right to terminate his Lease by written notice to Tenant sethng forth tbe termination date, which date must be at least 60 days after the giving of such notice; provided, however, that if Tenant within 60 days after the giving by Landlord of said notice either (i) reoccupies and recommences business operations from the majority of tbe Premises or (ii) commits in wridng to Landlord to reoccupy and commence business operations from a majority of the Premises within 120 days of the giving by Tenant of said notice of reco~nencement, then Landlord's terminadon notice shall be void and of no force and effect. If Tenant does not so reoccupy and recommence business operations from tbe Premises within the applicable time period, tben Landlord shall have the right at its sole option to terminate this Lease at any time by written notice to Tenant setting fortb tbe effective date of termination.
DATED ~ of tbe dete nr~t written above.

LANDLORD: TCC MILWAUKEE II
     LIMITED PARTNERSHIP
     By: a Wisconsin limited

Its: generalpartne'

By: 17 /~= O ~ -
Naine t. ~G_t~-~ 0'8(' ~

Title: Prc~,,lev`'

TENANT:    FIRST HEALTH GROUP CORP.


By: io ~ -
Name: i~nn ~ ~ ~63. ~
Title: Av~ ~ililies'Azin>4
DX8CRIPTION OF PRZNISXS

     Sltuated on Weat Lake Park Drlve, in the City of Hilwaukee, Wlaconaln Parcel 2 of CertlEled 8urvey Map No 4995 dated July 22, 1987 and recorded on Auguat 10, 1987 in the Offlce of the Regiater of Deeda for

Mllwaukee County, Wiaconain at Reel 2128, Zmage 2023 aa Document No

6093397, being a redivialon of Parcel 2 Certified Survey Map No 4863, recorded on January 14, 1987 aa Document No 6009771 Lota 3 and 4 ln slOck 1, Lota 1 thru 14 and part of Lot 1S ln slOck 2 and all of Blocka 3, 4, 5 and 6 and Lot 8 Block 8 in LeFever Meighta, vacated Nortb 108th Street and part of vacated North 113th Street and Weat Fountain Avenue, adJoining vacated public aervlce atreet along North 107th 8treet, and landa all being in the NX 1/4, SX 1/4, NW 1/4 and the 8W 1/4 of the NX 1/4 of Section 18, T 8 N, R 21 X, ln the Clty of Mllwaukee, Mllwaukee County, Wlaconain, which ia bounded and deacribed aa followa'

CoaaseclagOat the Northweat Corner of the NZ lt4 of Sectlon 18;

7hence South 00 32' 33~ Veat alon6 the Heat line of aa~t l/4 Sectlon

1825 15 feee to a poloe;

Thenec 9outh 89! 27' 27- Zast 101.83 feet to the polat of beglnnl~g of the land to ba deacrlbed;

Contlnuing thence South 89~ 27' 27- E ac 154.17 feet to a polat;

7henee Noreh 45 32' 33~ Zact 56.57 feeL. to a poine;

Thence south 89 27' 27. Z at 170 00 Eeee to a polne;

7hence North 00! 32' 33~ East 363.00 feet to a poLnt; '

Thence Southesatarly 355.46 feee alone the are of a curve whose canter la to the Ngrthecat vhone ratlua la 340.00 feet and whose chort boara SouOh 29 24' 29- Zaae 339.49 fcee to a polne;

Thence South 00 32' 33' Ueat 558 S5 laet to e polne;

7hence South 86 S0' 4S. Vast 534.77 feae to a polat;

Shenca Nortb 00! 32' 33. Bese 484 16 feet to the point of bcginal~g tur~a7 No l5l447-S-2
EXHIBIT B
BUILDING RULES AND REGULATIONS

     The following rules and regulations shall apply to the Prenuses, the Building, the parking garage associatod tberewith, the Land and the appurtenances thereto:

     1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

     2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

     3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4.   Intentionally Deleted.

     5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate tbereof.

     6. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in any movement of furniture or office equipment, or any bulky material, merchandise or materials, including equipment, property and personnel of Landlord.

     7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include tbe use of such supporting devices as Landlord may require. All damages to tbe Building caused by tbe installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

     8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or tbrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

neat and clean.

9. Tenant shall cooperate witb Landlord's employees in keeping its leased premises

10.  Intentionally Deleted.

     11. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in tbe Building or otberwise interfere in any way witb otber tenants or persons having business witb them.

     12. No machinery of any kind (otber than normal office equipment) shall be operated by any tenant on its leased area witbout Landlord's prior written consent, nor shall any tenant use or keep in the Building any flamrnable or explosive fluid or substance.

     13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

14.  Intentionally Deleted.
     15. All mail chutea located in the Building shall be available for use by Landlord and all tenants of tbe Building according to tbe rules of the United States Postal Service.
EXHIBIT C
OPERATING EXPENSE ESCALATOR

     Tenant shall pay an amount equal to tbe excess (nExcess") from time to time of actual Operating Expenses for tbe Building over tbe Operating Expenses for the calendar year 1998 (the "EXDa~e StoDn). Landlord may make a good faitb estimate of the Excess to be due by Ter~ant for any calendar year or part thereof during the Term, and, unless Landlord delivers to Tenant a revision of the estimated Excess (which Landlord shall have tbe right to do twice in any calendar year), Tenant shall pay to Landlord, on tbe Commencement Date and on tbe first day of each calendar month thereafter, an amount equal to the estimated Excess for such calendar year or part tbereof divided by the number of months in such calendar year during tbe Term. From time to time during any calendar year, Landlord may estimate and re-estimate the Excess to be due by Tenant for tbat calendar year and deliver a copy of the estimate or reestimate to Tenant. TbereaRer, tbe monthly installments of Excess payable by Tenant shall be appropriately adjusted in accordance witb tbe estimations so tbat, by the end of the calendar year in question, Tenant shall have paid all of tbe Excess as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to paragraph 3 of this Exhibit when actual Operating Expenses is available for each calendar year.

     2. For tbe purposes of this Exhibit, tbe term "Ooeratine ExDenses" shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection witb tbe ownership, operation, and maintenance of the Premises, including tbe Building and the property of which tbe Building is a part of (including tbe associated parking facilities), determined in accordance witb generally accepted federal income tax basis accounting principles consistently applied, including but not limited to the following:

     (a) Wages and salaries (including management fees up to an amount equal to five percent (S%) of Rent per applicable Lease Year) of all employees engaged in the operation, management, repair, replacement, maintenance, and security of tbe Building, including taxes, insurance and benefits relating tbereto;

     (b) All supplies and materials used in tbe operation, maintenance, repair, replacement, and security of the Building;

     (c) Amual cost of all capital improvements made to the Building which although capital in nature can reasonably be expected to reduce the normal operating costs of the Building, as well as all capital improvements made in order to comply with any law hereafter promulgated by any goverMmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

     (d) Cost of all utilities, other than the cost of utilides actually reimbursed to Landlord by the Building's tenants (including Tenant under Section 7 of this Lease or paid directly by Tenant to the utility provider);

     (e) Cost of any insurance or insurance related expense applicable to the Building and Landlord's personal property used in COMeCtion therewith;

     (f) All taxes and assessments and goverMmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), and the grounds, parking areas, driveways, and alleys around the Building, excluding, however, federal and state taxes on income (collectively, "Taxes"); if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Land or Building, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building; then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for the purposes hereof;

     (g) Cost of repairs, replacements, and general maintenance of the Building, other than repair, replacement, and general maintenance of the roof, foundation and exterior walls of the Building; and
     (h) Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance).

Operadag Expenses shall not include, whether or not such items might otherwise be deemed included in the description of Operating Expenses, and Tenant shall not bo obligated to pay Tenant's Proportionate Share of: (1) costs of preparing any space in the Building for occupancy by a tenant or costs of allowances or concessions provided to tenants; (2) wages, salaries, or fees paid to executive persomel of Landlord other than u set forth in paragraph 2(a) above; (3) renting and leasing commissions and legal fees and expenses in connoction therewith; (4) franchise or partnership taxes, gross receipts taxes, income taxes, iMeritance taxes or any similar or like taxes on Landlord which are not a substitute or supplement for real estate taxes or a tax on rental income or otherwise included within the term "Taxes"; (5) the cost of any items for which Landlord is directly reimbursed by Tenant or other occupant of the Building or any other tenant (other than unda operating expenses pass-through lease provisions) or any other third party or parties, or by insurance proceeds or condemnation awards; (6) the cost of performing any special services (including redecorating and painting) furnished to other tenants and not furnished to Tenant or costs of providing a greater level or amount of services to other tenants than furnished to Tenant; (7) amounts paid for legal, arbitration, a ccounting, brokerage or other professional services in coMection with the leasing of space or in coMection with relationship or disputes with tenants or former tenants which are not undertaken at Tenant's request or for Tenant's benefit; (8) the cost of installing, operating and maintaining any special amenity which is not in existence or being provided generally to other tenants of Landlord as of the date of this Lease, such as a covered or underground parking facilities or a luncheon, athletic, or recreational club, unless approved by Tenant as an applicable Operating Expense (9) any insurance premium to the extent that Landlord is separately reimbursed therefor by Tenant or by any other tenant or occupant of the Building; (10) the cost of any work or senices performed for, or facilities furnished to, any tenant (including Tenant) at such tenant's cost or at no cost (where such free work, senices of facilities do not benefit Tenant and are neither available to Tenant nor usable by Tenant); (11) any costs paid by Landlord to a corporation, entity, or person related to Landlord to the extent that such costs are in excess of the costs that would have been paid by Landlord normally to any unrelated party for the same quality senice or item; (12) interest, amortization and other charges paid in respect of a mortgage or other loans; (13) rent, additional rent and other charges payable under any ground lease or any lease superior to this Lease;
(14) depreciation, amortization and other non-cash charges; (15) expenditures for capital improvements, except that Tenant s hall be obligated for Tenant's Proponionate Share of the cost of capital improvements which although capital in nature can reasonably be expected to reduce the normal operating costs of the Building, as well as the cost of all capital improvements made in order to comply with any law hereafter promulgated or mod)fied or reinterpreted by any gover='ental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes) with only each year's amortized amount to be included u part of Operating Expenses for that year and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (16) increases in insurance cost on account of maintenance of special insurance requirements or policies at the request or requirement of other tenants; (17) marketing or advertising costs;
(18) any costs, fines or penalties incurred due to violation by Landlord or another tenant of any goverMmental rule or authority, unless in either such case such violation arises out of Tenant's acts or its failure to timely perform hereunder; (19) any repairs, replacements or other expenses resulting from the negligence or willful misconduct of Landlord or its employees or agents; (20) expenses which are properly allocated to property other than the Building of which the Premises is a part; (21) accounting fees incurred in comection with the preparation of Landlord's tax returns; (22) financing or refinancing costs; (23) costs and expenses for sculptures, paindngs or other works of an, including costs incurred with respect to the purchase, ownership, leasing, showing, promotion, repair and/or maintenance of same unless consented to or requested by Tenant; and (24) contributions to charitable organizations.

     3. The A=ual Cost Statement shall include a statement of Landlord's actual Operating Expenses for the previous year adjusted as provided in paragraph 4 of this Exhibit. If the A=ual Cost Statement reveals that Tenant paid more for Operating Expenses than the actual Excess in the year for which such statement was prepared, then Landlord shall credit or reimburse Tenant for such excess within 30 days after delivery of the A=ual Cost Statement; likewise, if Tenant paid less than the actual Excess, then Tenant shall pay Landlord such deficiency within 30 days after delivery of the Annual Cost Statement.
     4. Tenant shall have the right to audit Landlord's Annual Cost Statement within 36S days after receipt of said A=ual Cost Statement and the supporting documents by engaging, at Tenant's sole cost, a centfied public accountant whose compensation caMot be on a coMingency basis. If Tenant does not so audit Landlord's A=ual Cost Statement within said 365 day period, then Tenant shall be deemed to have accepted said A=ual Cost Statement. Such audit shall be conducted during reasonable business hours and after reuonable notice to Landlord and an original copy of said audit shall be delivered to Landlord. If said audit reveals that Tenant hu overpaid Tenant's share of Excess Operating Expenses in an amount which is equal to or greater than five percent (5%) of the total annual Operating Expenses for said calendar year then, if the Lease is still in effect, Tenant shall be entitled to a credit for such overpayment together with the reasonable costs of such audit and, if the Lease has expired or terminated, then Landlord shall refund any such overpayment to Tenant within shiny (30) days after written request therefor from Tenant together with evidence of such overpayment. If such audit reveals Tenant has underpaid Tenant's share of Excess Operating Expenses then Tenant shall pay such underpayment to Landlord within shiny (30) days after written request therefor. EXHIBIT D
TENANT PlNISH-WORK: PLANS

     1. Except as set forth in this Exhibit, Tenant accepts the Premises in their "AS IS" condition on the date that this Lease is entered into.

     2. As soon as possible after the execution of this Lease, Tenant will deliver to Landlord a space plan depicting improvements to be installed in the Premises, which plans will be prepared by Wellrnan Architects, Inc., and Arnold and O'Sheriden, Inc. ("the "Soace Pl&ncn). As soon as reasonably possible after the date of this Lease, Tenant shall provide to Landlord for its approval final working drawings, prepared in accordance with the Space Plans by an architect that has been approved by Landlord (which approval shall not unreasonably be withheld), of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any mod)fications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable governmental laws, codes, rules, and regulations. Funher, if any of Tenant's proposed construction work will affect the Building's heating, ventilation and air conditioning, electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto shall be prepared by Landlord or its engineer, whom at Landlord's request, Tenant shall at its cost engage for such purpose. Landlord's approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all applicable governmental laws, codes, rules, and regulations, (b) such working drawings are sufficiently d etailed to allow construction of the improvements in a good and workmanlike maMer, and (c) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, "Working Dra~nes" shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "Work" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Approval by Landlord of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the performance of the Work. Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord, which approval shall not be unreasonably withheld, and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible "as-built" plan (e.g., sepia) of the improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in accordance with the Working Drawings. Landlord and Tenant agree that the general contractor for the Work shall be Pierce Construction. Tenant shall have the opHon, assuming it is mutually acceptable to Pierce Construction, to negotiate with Pierce Construction for, and to enter directly into with Pierce Construction, an expedited construction contract format (fast-track, guaranteed maximum, design-build, etc.). Tenant and Landlord shall require Pierce Construction to competitively bid out each line item of the Work to not less than three subcontracts, all of which must be approved in writing by Landlord, which approval shall not be unreasonably withheld. Tenant may suggest to Landlord subcontractors for inclusion in the bidder's list and Landlord's approval to such subcontractors shall not be unreasonably withheld. Tenant may elect to employ independent contractors for the furniture erection and communication "bring trades. Tenant may request the general contractor to coordinate with the work of these trades. Landlord and Tenant will review said bids together and, after input from the general contractor, shall mutually select the subcontractors. Landlord agrees to consent to minor mod)fications to the Working Drawings as may be necessary to meet Tenant's finish work requirements. The Work shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld.

     3. Except as otherwise set forth in this paragraph 3, the Commencement Date shall be the Commencement Date set forth as part of BASIC LEASE INFORMATION. If a delay or delays are caused solely by Landlord or by Pierce Construcdon, as general contractor, and said delay or delays do not arise out of and/or are not contributed to by the acts or omissions of Tenant, its employees, agents, representatives and/or contractors (including, without limitation, requests by Tenant for changes to the Work or failure by Tenant to timely submit drawings or grant approvals or consents), acts or omissions of subcontractors or material or service providers, material shortages or material delivery delays, reasons of force majeure or any other matters which are not within the reasonable control of Landlord and Pierce Construction, then if the Premises are not ready for occupancy and the Work is not substantially complete (as reasonably determined by Landlord) on the Commencement Date as a direct result of any such delay so caused by Landlord or Pierce Construction (collectively, ~Landlord Delays"), then the obligadons of Landlord and Tenant shall condoue in full force and effect and the Commencement Date shall be delayed one day for each day that the substandal completion of the Work is delayed beyond the Commencement Date set forth as part of the BASIC LEASE INFORMATION as a direct result of any such Landiord Delay and Landlord shall also pay any actual and documented holdover penalty paid by Tenant to its current landlord and incurred as a result of any delay in the substantial completion of the Work beyond the Commencement Date set forth as part of the BASIC LEASE INFORMATION as a direct result of a Landlord Delay. Tenant shall also be entitled to terminate this Lease upon written notice to Landlord given at any dme prior to substandal completion of the Work if all or substantially all of the Premises has not be made available for Tenant's operation of its business within ninety (90) days after the Target Commencement Date as a direct result of a Landlord Delay. Notwithstanding anything to the contrary contained in the foregoing, if Tenant occupies any portion of the Premises and also commences to operate its business from any portion of the Premises, then the Commencement Date shall be deemed to be the earlier of the Commencement Date set forth as part of BASIC LEASE INFORMATION or the date of such occupancy and commencement of operations and Tenant shall be obligated to pay Basic Rental, Tenant's share of Excess and other Rent pursuant to the terms hereof.

     4. Tenant shall bear the endre cost of performing the Work. If Tenant does not contract directly with Pierce Construcdon or other contractor affiliated with Landlord and designated by Landlord and acceptable to Tenant for the Work, then: (a) Tenant shall pay Landlord: (i) within thirty (30) days after written request therefor, the cost of the Work as reasonably estimated by Landlord (said estimate shall be broken down generally by major subcontract or trade and shall be presented to Tenant for approval, which approval shall not be Dasonably withheld or delayed), and (ii) within thirty (30) days after request therefor, the estimated increased cost of any changes or mod)fications made to the Work; and (b) within sixty (60) days after the Commencement Date, Landlord shall provide Tenant with reasonable evidence of the costs of the Work and Landlord shall either reimburse Tenant for any excess costs deposited by Tenant with Landlord or Tenant shall, within thirty (30) days thereafter, pay Landlord any addidonal costs incurred in connection with such Work.

     5. To the extent not inconsistent with this Exhibit, Secdon 8.(a) of this Lease shall govern the performance of the Work and the Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

     6. The contract with the general contractor shall provide that all such work shall be undertaken and completed with strict compliance with all applicable laws, reguladons, rules, ordinances, zoning requirements and covenants, conditions and restriaions applicable to the Premises.

     7. Tenant and Tenant's representatives shall be entitled, during reasonable business hours and after reasonable notice to Landlord, to visit and inspect the Premises provided that such entry shall be at Tenant's and its representative's own risk,and Landlord shall have no liability or obligadon in connection therewith and provided further that such inspection alone shall not reduce or change Landlord's obligations pursuant to this EXHIBIT D.

     8. Landlord shall be endtled to rely upon the written orders and directions of Warren Rouse who shall act as "Tenant's representadve~ hereunder. EXHIBIT E
~SION OPTION

     Provided Tenant is in compliance with the terms and provisions of this Lease and Tenant is occupying the endre Premises at the time of such election, Tenant may renew this Lease for one addidonai period of five years on the same terms as provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not later than nine months before the expiMtion of the Term. On or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

     (a) The Basic Rental payable for each month during each such extended Term shall be the greater of (1) the prevailing rental rate in the Building or in similar buildings within the Park Place Business Park, at the commencement of such extended Term, for space of equivalent quality, size, utility and locadon, with the length of the extended Term and the credit standing of Tenant to be taken into account, or (2) the Basic Rental which would otherwise be payable hereunder for the first full calendar month of such extended Term, as adjusted in the =er provided in this Lease;

     (b) Landlord in wridog; and

Tenant shall have no further renewal ophons unless expressly gMnted by

     (c) I ~dlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not be required to perform any Work or Tenant finish or provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

     Tenant's rights under this Exhibit shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets more than twenty-five percent (25%) of the mntable square footage of the Premises other than an assignment or sublet to an affiliate with respect to which Landlord's consent is not required pursuant to Section 10(a) hereof, or (3) Tenant fails to timely exercise its option under this Exhibit, dme being of the essence with respect to Tenant's exercise thereof.
EXHIBIT F
EXP,LNSION OPIION

     Provided Termot is in compliance with the terms and provisions of this ~e and Tenant is occupying the endre Premises at the dme of such election, Tenant shall have the right to expand ~he existio' buildin~ by approximately 20,000 squaro foot ttho ~13xp~ion Preinisos") subject to compliance wito all of toe term' ~nd provigions of this EXHIBIT F.

A.   Intentionalh Deleted.

     B. Tenant's Election. Tenant, at its sole option, may elect to expand the Premises pursuant hereto by written notice to Landlord given on or before the ninth annual anniversary of this Lease (the ~ExDsosion Nodcen). Said Expansion Notice shall include a site plan, complete plans and specificadons, complete Working Drawings, copies of the final bid packages, complete cost and pricing information, including all bids and any bid selecdons made by Tenant, architectural renderings, together with any pricing or other information Tenant may have in its possession or to which Tenant otherwise has access, and current audited financial statements, any interim financial statements and such other financial informadon of Tenaot as Landlord may reasonably request. Tenant shall also provide evidence that the Expansion Premises shall be in compliance with any applicable Legal Requirements (as such term is hereinafler defined). Notwithstanding anything to the contrary contained herein, if Tenaot's then current net worth as determined in accordance with generally accepted accoundag principals by an independent cerdfied public accountant reasonably acceptable to Landlord and Landlord's Lender is less than S100,000,000.00, then Landlord shall have the sole right and option, but not the obligation, to reject Tenant's election to expand by providing Tenant with written notice of such rejection (the "Rejecdon Noticen) within 30 days after receipt by Landlord of the Expansion Nodce. Upon the sending of such Rejection Nodce, Tenant shall have no further rights pursuant to this EXHIBIT F uotil such time as Tenant's then current net worth determined as set forth above is at least S100,000,000.00.

     C. Landlord's Options. (i) Alternatives. If Landlord does not send the Rejection Nodce, Landlord shall have thirty (30) days after receipt from Tenant of the Expansion Notice to determine whether or not Landlord would like to fund such expansion.

     (ii) Alternative 1: Landlord Funds Construction. If Landlord does not send the Rejecdon Nodce and Landlord would like to fund such expansion, then Landlord shall, by written notice to

Tenant given within said thirty (30) day period, propose to Tenant that Landlord fund the Total Construcdon Cost and receive a net return (the ~Returnn) on the Total Construction Cost, in which event the notice shall set forth Landlord's proposed rate of Return. If Tenant objects to Landlord's rate of Return, then Tenant shall nodfy Landlord in writing of such objection within five (5) business days after receipt of Landlord's notice, which objection may set forth a rate of Return that would be acceptable to Tenant. If Tenant provides to Landlord a rate of Return that would be acceptable to Tenant in said objection notice, then Landlord and Tenant shall have ten (10) business days after receipt of Tenant's notice to endeavor to agree upon a rate of Return. If the parties agree upon a rate of Return, then the Total Construction Cost and Return shall be amortized over the remaining term of the Lease and any properly exercised extensions thereof or any extensions otherwise agreed to by the parties in writing. If Landlord and Tenant cannot agree upon a rate of Return, or if Tenant does not provide Landlord with a rate of Return that would be acceptable to Tenant in said objection nodce, or if Landlord does not respond after receipt of Tenant's notice objechug to Landlord's rate of Return, then Tenant shall have the right to and shall pay for the Total Construction Cost as set forth below.

     (iii) Alternative 2: Prolect Manazement. If Landlord does not send the Rejection Nodce and if Landlord does not fund construction for any reason, then Landlord shall be entitled to receive a project management fee (the "Project Management Fee") equal to ten percent (10%) of the first $100,000 of Total Construcdon Cost (less the Project Management Fee) and five percent (5 %) of all Total Construction Cost (less the Project Management Fee) over $100,000. Said Project Management Fee shall be paid as costs are paid out in connecdon with the Expansion Premises. This Project Management Fee shall compensate Landlord for, among other items, review of plans and specifications and construction inspections and review. Notwithstanding anything to the contrary set forth in this subparagraph (iii), if Tenant elects to contract for the construction of the entire Expansion Premises with Pierce Construction (provided Pierce Construcdon condaues to be an affiliate of Landlord) or with another geneMI contMctor affiliated with Landlord, then no Project Management Fee shall be payable to Landlord hereunder.

     D. Tenant's Work. If Landlord does not send the Rejection Notice and if the parties do not agree to have Landlord fund the construction, Tenant shall have the right to expand the existing
     Building at its sole cost and expense and shall be responsible for payment of all Total Construction Cost. Any such expansion shall be in strict compliance with all applicable laws, statutes, codes, ordinances, rules and regulatioos, including, without limitadon, wning and building codes, ordinances, restrictions and regulatioos (collecdvely, "Lesal Reauirementsn). All contractors, subcontractors and materialmen shall be subject to the approval of Landiord and Landlord's Lender (as such term is hereinafter defined), which approval shall not be unreasonably withheld or delayed. All costs incurred by Landlord in connecdon with such approval, including, without limitadon, attorneys', consultants', architects' and engineers' fees shall be promptly paid by Tenant and shall be deemed Rent hereunder. Tenant shall be obligated to deposit the eshmated cost for completing the Expansion Premises as reasonably determined by Landlord in an escrow account with a title company (the "Construction Title Company") mutually acceptable to Tenant, Landlord and Landlord's Lender and shall be entitled to disbursements therefrom in accordance with a standard construcdon disbursement agreement entered into by Landlord, Tenant and Landlord's Lender providing, among other matters, that the interest on any such account shall accrue to Tenant, that Landlord's Owners Policy of Title Insurance and Landlord's Lender's Mortgagees Policy of Title Insurance for the Premises shall be updated, increased to reflect the value of the Expansion Premises and endorsed upon each such disbursement, all at Tenant's sole cost and expense, and that each such endorsement shall insure L andlord and Landlord's Lender over any and all construction and material liens arising out of the Expansion Premises at the time of each draw from the escrow account. Each such draw request shall be on the standard AIA form and shall also include general contractor cardficates and owners certificates, and shall require that each draw request be approved by Landlord and Landlord's Lender and, in the event that the cost to complete the construedon of the Expansion Premises exceeds the cost remaining in the escrow account, Tenant shall promptly deposit additional funds in the escrow account so that the escrow account is equal to or exceeds the eshmated cost to complete construction, as reasonably determined by Landlord. Tenant acknowledges that Landlord shall have the right to collateMlly assign all of its rights in, to and under said escrow and escrow agreement to Landlord's Lender. Tenant shall complete the Expansion Premises in compliance with all applicable Legal Requirements and in a good and workmanlike manner using new materials and in strict accordance with the Approved Plaos and Specificadons. Tenant shall promptly, and in any event prior to the commencement of any construction as to the Expansion Premises, provide to Landlord such bonds, guaranties or other assurances in connection with the Expansion Premises and the construction thereof, as Landlord may request, all of which shall be in such amount, form and substance as Landlord may request. Tenant shall obtain such iosurance, including without limitation, builders risk insurance, in connection with such expansion and Expansion Premises as Landlord may reasonably request. All such insurance shall name Landlord and Landlord's Lender as additional insureds and shall provide Landlord and Landlord's Lender with not less than 30 days nodce of any cancellation, mod)fication, recision or terminadon thereof. Any and all warranties applicable to Landlord's obligadons under this Lease shall be assignable to and shall be assigned to Landlord upon the mn= = of any Landlord obligadons in connecdon therewith. Landlord shall not be liable under this Lease or otherwise for any construction or other defects and Tenant shall prompfly undertake to repair and correct any such construction or related defects. Upon cornpledon of the Premises, Tenant shall provide Landlord with an as-built survey, as-built plans and specifications, blueprints and such other informadon as Landlord may reasonably request with respect to the Expansion Premises. Once Tenant commences construction of the Expansion Premises, then Tenant shall diligenfly pursue the compledon of such Expansion Premises and shall complete the Expansion Premises within one year after the commencement of construction thereof.

     E. Terms ADDlicable to ExDansion Premises. The following provisi' whether Landlord or Tenant undertakes to construct the Expansion Premises:

     (i) Construcdon shall not commence on the Expansion Premises until Landlord and Landlord's Lender has approved the site plan, all plans, specificadons, materials, architectural design and Working Drawings, all contractors and subcontMctors, and such other matters as Landlord and Landlord's Lender may reasonably request in connection therewith, which approval shall not be unreasonably wifllheld (collectively, the "ADDrOVed PlanS and SDecificadonsn) and until the lease amendment described in subparagMph (iii) has been executed and delivered. If Landlord and Tenant cannot agree on the design and plans and specifications for the Expansion Premises within sixty (60) days after the giving of the Expansion Notice, Tenant, upon reimbursement to Landlord of all costs incurred by Landlord in connecdon with the Expansion Premises, including, without limitation, the review and approval of the design and plans therefor, may by written notice to Landlord withdraw the Expansion Nodce and this Lease shall continue in full force and effect as if said Expeosion Nodee had not been given.

     (ii) All major contractors (defined as contractors providing work cosdng in excess of $50,000) shall be subject to the reasonable approval of Landlord, Tenant and Landlord's Lender and Landlord and Tenant shall mutually review the bids and, acting reasonably and in good faith, shall select a bid. Landlord and Landlord's Lender shall h~re the right, achng reasonably, to review and approve all construcdon and materials contracts.

     (iii) Landlord and Tenant shall enter into a Lease Amendment amending this Lease so that the Expansion Premises are included as part of the Premises and if Landlord funded the costs of the Expansion Premises, then Basic Rental is adjusted accordingly, and such other provisions are mod)fied or revised to reflect the ter ns and provisions of this expansion. Said amendment shall be executed by the parties on or prior to commencement of construcdon of the Bxpansion Premises.

     (iv) Except for minor field change orders which do not affect the cost or quality of the Expansion Premises, all change orders shall be approved by both Landlord, Tenant and Landlord's Lender, which approval shall not be unreasonably wifl'held or delayed.

     (v) Upon teruninadon or expiradon of this Lease, the entire Expansion Premises shall be deemed to be the property of Landlord, and Tenant shall have no further rights with respect thereto and Tenant shall execute such document and instruments as Landlord may reasonably request, including, without limitadon, quit claim deeds, bills of sale and/or assignment, in order to effectuate such intent.

     (vi) Approval by Landlord and/or Landlord's Lender of the plans and specificadons and working drawings shall not be a representadon or warranty of either Landlord or Landlord's Lender that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord and/or Landlord's Lender to the performance of the work and any inspections by Landlord and/or Landlord's Lender shall not be a representation or warranty that the work is in compliance with the Approved Plans and Specificadons or any applicable law or code.

     (vii) Landlord and Landlord's Lender shall have the right to inspect the of the Expansion Premises and all work associated therewith.

Premises.

     (viii) Landlord's Lender shall have the right to hire an independent construction monitor and the cost of such independent construcdon monitor shall be included as part of Total Construction Cost; provided, however, fl~at such cost shall not exceed $12,000.00.

(ix) To the extent applicable, Sections 8(a), 8(c) and (d) shall also apply to the Expansion

     F. Total Construedon Cost. The term "Total Construction Cost" as used herein shall include all costs and expenses associated with the design and construction of the Expansion Premises, including, without limitadon, the Project Management Fee to Landlord, costs of preparing all plans and drawings, architect and engineering, consultants and legal fees, the cost of all permits and governmental approvals, cost of funds, including, without limitation, interest, points and lenders fees, and any and all costs and expenses whatsoever associated with the construction of the Expansion Premises, including, without limitation, amending this Lease to reflect such expansion.

     G. Punch List. Upon substantial completion of the Premises as evidenced by the issuance of an occupancy percnit or certificate for the Expansion Premises, Landlord and Tenant shall inspect the Premises and develop a punch list. If Landlord undertook the construction, Landlord shall undertake to complete such punch list items within thirty (30) days after preparation of the punch list and shall diligenfly pursue the compledon of all such punch list items. If Tenant undertook such construction, then Tenant shall undertake to complete such punch list items within thirty (30) days after the preparation of the punch list and shall diligenfly pursue completion of all such punch list items. If certain items to be completed by Tenant are not completed at least six (6) months prior to the expiradon or terminadon date of the term of this Lease, then Landlord shall have the right to complete all such punch list items and to charge Tenant the reasonable cost thereof, which costs shall be due and payable as additional Rent under this Lease. This provision shall survive the expiration or termination of this Lease.

     H. Cooperadon. Landlord agrees, upon request by Tenant, to execute permit applicadons and detailed plan amendments, and to cooperate with Tenant, at no cost or liability to Landlord, to obtain building permits, plan change approvals and similar approvals and consents from governmental authorides in connecdon with the construction of the Expansion Premises in accordance with Approved Plans and Specificadons.

     1. Rights. Tenant's rights under this EXHIBIT shall terminate if (a) this Lease or Tenant's right to possession of the Premises is terminated or
(b)Tenant assigns any of its interest in this Leae or sublea more than t~anty-flw pacent (25 % ) of the rentable square footago of the Premises other tb" 8n srd~nrnont or rublot to ~o effilhto with roq~oct to which 1=dlort'' con~ont i' not roquirot pursuant to Secdon lO(a) hereof.
EXHIBIT G
FIRST RIGHT TO LEASE SPACE

     1. Tenant shall have a first right to lease any addidonal space in Building IX (1145 West Lake Park Drive, Milwaukee, Wisconsin) which becomes available during the Lease Term (the

"First Right to Lease~), subject to any encumbrances which may exist with respect thereto or in other tenants' leases in the Park Place Business
Park, including, without limitation, renewal or expansion ophons of such tenants. In the event fl~at such space becomes available during the Lease Term (such availability may accrue to Tenant as a result of, among other reasons, a tenants' failure to exercise expansion or renewal rights), prior to entering into an obligadon to lease such space to another prospecdve tenant, Landlord shall provide notice thereof to Tenant sethng forth the availability of such space, at which dme Tenant shall have five (5) business days after receipt thereof in which to exercise its First Right to Lease by electing in writing to lease the space, all on an "AS IS" basis, at the prevailing market terms with respect to any such space which is so offered to Tenant; provided, however, that in no event shall the "Basic Rental~ under such lease be less than the then Basic Rental under the terms of this Lease. If not so exercised, Landlord shall be free to enter into a lease with a prospecdve tenant. If, at any dme, after the date which is five (S) months after Tenant's last elecdon not to lease any such space, Landlord has not leased such space and desires to enter into a lease with a prospective tenant (other than a prospective tenant with which Landlord was negodadug to lease such space during said five (5) month period and with respect to which prospective tenant Landlord shall have the right to enter into a lease for such space afler said five (5) month period), Landlord shall, prior to entering into an obligation to lease such space to another prospective tenant, again offer the space to Tenant as more particularly set forth above. Tenant may not exercise its rights under this
EXHIBIT if Tenant is not in compliance with the terms and provisions of this Lease or if Tenant is not then occupying the endre Premises.

     2. The terms and provisions of any T esqe for space which is for premises consisdng of less than all of the building in which said premises are located shall include among other provisions the following: "With respect to any calendar year or partial calendar year in which the building is not occupied to the extent of 95 % of rentable area thereof, the Operadag Expenses for such period shall, for the pur,ooses hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95 % of the rentable area thereof. n


     3. Tenant's rights under this EXHIBIT shall terminate if (a) at any time during the term of this Lease the owner of Premises and the owner of Building IX are no longer at the same entity; (b) this Lease or Tenant's right to possession of the Premises is terminated or (c) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises other than an assignment or sublet to an afffiliate with respect to which Landlord's consent is not required pursuant to Section 10(a) hereof; provided, however, that if Tenant's rights under this EXHIBIT were terminated solely because Tenant sublet a portion of the Premises and (i) Tenant has, in the aggregate, sublet a portion of the Premises consisdng of twenty-five percent (2596) or less of the rentable square footage of the Premises and (ii) Tenant provides Landlord with written notice that Tenant is interested in leasing addidonal space, then Tenant's rights under this EXHIBIT shall be reinstated suyoct to the terms, provisions, limitations and restriedons contained herein.
EXHIBIT H
WAIVER OF RIGHTS UNDER THE
DECEPTIVE TRADE PRACTICES -
CONSUMER PROTECTION ACT

     Pursuant to, and to the extent permitted by Section 17.42 of the Texas Deceptive Trade Pracdces - Consumer Protection Act (Text Bus. &c Com. Code Ann. $ 17.41, et q.), Landlord and Tenant hereby agree that the Texas Deceptive Trade Practices Consumer Protection Act is waived and shall have no applicability to this Lease, except that such waiver shall not apply to Section
17.555 of such Act.

LANDLORD:

TCC MIILWAUKEE n LIMITED PARTNERSHIIP
BY:  a Wisconsin limited partnership
     Its: general partner


TENANT:

By:  /'d 04
Name: b c: o' R`-;'
Title: i>oei<A

FIIRST HEALTH GROUP CORP.

By:
Name:  c;, G
Title: Ji\Jli Qc;[,l; Pn;

TENANT'S LEGAL COUNSEL


By: 5 5 n, 17
Name:
Title: (* .ru l () /l